Exhibit 99.1

Janus International Group Successfully Completes Term Loan Repricing

TEMPLE, GA, April 30, 2024 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced a repricing of its first lien term loan.

The repricing, which was privately placed with institutional lenders in the syndicated loan market, reduces the applicable interest rate on the $600 million first lien term loan by 50 bps from SOFR + 300 bps + CSA to SOFR + 250 bps. There are no changes to the maturity of the first lien term loan following this repricing and all other terms are substantially unchanged. Additionally, the Company announced that during the second quarter it elected to prepay $21.9 million of its First Lien Term Loan due 2030.

“We are pleased with the strong market demand and lender support for our first lien term loan repricing,” said Anselm Wong, Executive Vice President and Chief Financial Officer. “This strategic repricing, which will lower our annual interest expense, is another proactive step to ensure we are well positioned to have the financial flexibility to continue to execute on our long-term outlook and drive total shareholder return.”

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; and (v) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investors, Janus

Sara Macioch

Senior Director, Investor Relations, Janus International

770-562-6399

IR@janusintl.com

Media, Janus

Suzanne Reitz

Vice President of Marketing, Janus International

770-746-9576

Marketing@Janusintl.com

Source: Janus International Group, Inc.